CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated May 3, 2017, relating to the consolidated financial statements of Cannabis Sativa, Inc., for the years ended December 31, 2016 and 2015, which are contained in that Prospectus, which is contained in Part II of this Registration Statement on Form S-1.

Hall & Company Certified Public Accountants & Consultants, Inc.

Irvine, CA

December 15, 2017